UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BJ’s Wholesale Club, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[BJ’s Wholesale Club Letterhead]

May 18, 2007

Joseph Vitelli

Fidelity Investments

One Spartan Way TS1E

Merrimack, NH 03054

Re:	BJ’s Wholesale Club (the “Company”)
2007 Stock Incentive Plan (the “2007 Plan”)

Dear Mr. Vitelli:

On behalf of the Company’s management, I am writing to respond to certain concerns regarding the 2007 Plan that you have shared with us. As you know, the 2007 Plan is the subject of Proposal No. 2 in the Company’s proxy statement for the Annual Meeting of Stockholders scheduled to be held on May 24, 2007.

In response to your concerns, the Company’s management will, prior to the end of the Company’s current fiscal year, recommend to the Company’s Board of Directors that the following amendments be made to the 2007 Plan:

1.       That a provision be added to the 2007 Plan specifying the minimum vesting period of any Full Value Award (as defined in the 2007 Plan) made to non-employee directors. In the case of such awards that vest solely on the passage of time, such period shall be zero percent vested prior to the first anniversary of the date of grant (or, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, if earlier, the date of the third annual meeting held after the date of grant). In the case of such awards that do not vest solely based on the passage of time, the awards shall not vest prior to the first anniversary of the date of grant (or, if earlier, the date of the first annual meeting held after the date of grant).

2.       That Sections 8(b) and 9(b) of the 2007 Plan be amended to replace the current phrase “or any other significant event affecting the Company, a Participant or the Plan” with the more limited phrase “or retirement of the Participant”.

3.       That a provision be added to the 2007 Plan providing that awards to non-employee directors will only be granted and administered by a committee of the Board consisting solely of independent directors within the meaning of Section 303A of The New York Stock Exchange Listed Company Manual.

Sincerely,

/s/ Lon F. Povich
Lon F. Povich

LFP/jlh

CC:	Herbert J. Zarkin, Chairman, President and CEO, BJ’s Wholesale Club, Inc.

Ronald Dion, Chairman, Executive Compensation Committee,

BJ’s Wholesale Club, Inc.